Exhibit 99.1

PRESS RELEASE

Ingles Markets, Inc. Contact: Pat Jackson, Chief Financial Officer pjackson@ingles-markets.com (828) 669-2941 (Ext. 223)	November 26, 2025 For Immediate Release

Ingles Markets, Incorporated Reports

Results for Fourth Quarter and Fiscal Year 2025

ASHEVILLE, N.C. - Ingles Markets, Incorporated (NASDAQ: IMKTA) today reported results for the quarter and year ended September 27, 2025.

Robert P. Ingle II, Chairman of the Board, stated, “We continue to make improvements in the company to strengthen the customer experience. We want to thank our associates for their hard work and dedication during this past challenging year.”

Fourth Quarter Results

Net sales totaled $1.37 billion for the quarter ended September 27, 2025, compared with $1.40 billion for the quarter ended September 28, 2024. Fourth quarter results for fiscal 2025 and 2024 each consisted of 13 weeks of operations.

Gross profit for the fourth quarter of fiscal 2025 totaled $334.7 million, or 24.5% of sales. Gross profit for the fourth quarter of fiscal 2024 was $299.4 million, or 21.4% of sales.

Operating and administrative expenses for the fourth quarter of fiscal 2025 totaled $299.0 million compared with $301.0 million for the fourth quarter of fiscal 2024.

Interest expense totaled $5.0 million for the fourth quarter of fiscal 2025 compared with $5.2 million for the fourth quarter of fiscal 2024. Total debt at the end of fiscal 2025 was $514.8 million compared with $532.6 million at the end of fiscal 2024.

Net income totaled $25.7 million for the fourth quarter of fiscal 2025 compared with a net loss of $1.5 million for the fourth quarter of fiscal 2024. For the quarter and year ended September 28, 2024, the Company recognized an impairment loss of $30.4 million related to inventory damaged or destroyed by Hurricane Helene. Additionally, the Company recognized a property and equipment impairment loss of $4.5 million for the quarter and year ended September 28, 2024. Basic and diluted earnings per share for Class A Common Stock were $1.38 and $1.35, respectively, for the quarter ended September 27, 2025, as compared with basic and diluted loss per share of $0.08 for the quarter ended September 28, 2024. Basic and diluted earnings per share for Class B Common Stock were each $1.26 for the quarter ended September 27, 2025, as compared with basic and diluted losses per share of $0.07 for the quarter ended September 28, 2024.

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Annual Results

Net sales totaled $5.33 billion for the fiscal year ended September 27, 2025, compared with $5.64 billion for the fiscal year ended September 28, 2024. The fiscal years ended September 27, 2025, and September 28, 2024, each consisted of 52 weeks of operations.

Gross profit for the fiscal year ended September 27, 2025, totaled $1.27 billion, or 23.9% of sales. Gross profit for the fiscal year ended September 28, 2024, totaled $1.30 billion, or 23.0% of sales.

Operating and administrative expenses totaled $1.159 billion for the fiscal year ended September 27, 2025, and $1.162 billion for the fiscal year ended September 28, 2024.

Interest expense was $19.7 million for the fiscal year ended September 27, 2025, compared with $21.9 million for the fiscal year ended September 28, 2024.

Net income totaled $83.6 million for the fiscal year ended September 27, 2025, compared with $105.5 million for the fiscal year ended September 28, 2024. Basic and diluted earnings per share for Class A Common Stock were $4.50 and $4.40, respectively, for the fiscal year ended September 27, 2025, as compared with $5.68 and $5.56, respectively, for the fiscal year ended September 28, 2024. Basic and diluted earnings per share for Class B Common Stock were each $4.09 for the fiscal year ended September 27, 2025, as compared with basic and diluted earnings per share of $5.16 for the fiscal year ended September 28, 2024.

Capital expenditures for the 2025 fiscal year totaled $114.5 million compared with $210.9 million for the 2024 fiscal year.

As of September 27, 2025, the Company had only a single letter of credit in the amount of $500,000 outstanding under its $150.0 million line of credit and otherwise had no borrowings outstanding thereunder. The Company believes its financial resources, including the line of credit and other internal and anticipated external sources of funds, will be sufficient to meet planned capital expenditures, debt service and working capital requirements for the foreseeable future.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 197 supermarkets. At September 27, 2025, three of the four stores temporarily closed due to damage sustained in Hurricane Helene remained closed but are expected to reopen at various times in 2026 or in 2027. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

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PRESS RELEASE

INGLES MARKETS, INCORPORATED

(Amounts in thousands except per share data)

Unaudited Financial Highlights

Consolidated Statements of Income

	Quarter Ended		Year Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2025	2024	2025	2024

Net sales	$1,368,423	$1,397,529	$5,334,033	$5,639,609
Gross profit	334,699	299,391	1,274,141	1,299,835
Operating and administrative expenses	298,960	300,958	1,158,944	1,161,797
(Loss) gain from sale or disposal of assets	(713)	124	2,383	9,106
Income (loss) from operations	35,026	(1,443)	117,580	147,144
Other income, net	3,159	3,675	12,068	14,217
Interest expense	4,965	5,207	19,710	21,860
Income tax expense (benefit)	7,521	(1,502)	26,345	33,960
Net income (loss)	$25,699	$(1,473)	$83,593	$105,541

Basic earnings (loss) per common share – Class A	$1.38	$(0.08)	$4.50	$5.68
Diluted earnings (loss) per common share – Class A	$1.35	$(0.08)	$4.40	$5.56
Basic earnings (loss) per common share – Class B	$1.26	$(0.07)	$4.09	$5.16
Diluted earnings (loss) per common share – Class B	$1.26	$(0.07)	$4.09	$5.16

Additional selected information:
Depreciation and amortization expense	$30,677	$34,091	$122,890	$121,623
Rent expense	$1,890	$2,111	$7,397	$9,703

Consolidated Balance Sheets

	Sept. 27,	Sept. 28,
	2025	2024
ASSETS
Cash and cash equivalents	$366,246	$353,688
Receivables-net	106,355	78,266
Inventories	482,979	462,085
Other current assets	19,976	31,509
Property and equipment-net	1,515,070	1,526,708
Other assets	75,429	75,627
TOTAL ASSETS	$2,566,055	$2,527,883

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$17,477	$17,521
Accounts payable, accrued expenses and current portion of other long-term liabilities	285,426	303,101
Deferred income taxes	65,040	63,767
Long-term debt	497,289	515,102
Other long-term liabilities	84,891	82,643
Total Liabilities	950,123	982,134
Stockholders' equity	1,615,932	1,545,749
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,566,055	$2,527,883

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